United States
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2010

NORTH VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-10652	94-2751350

(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA 96001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

          As previously reported in its Quarterly Report on Form 10-Q for the period ended September 30, 2009, as filed with the Commission on November 16, 2009, North Valley Bancorp (the “Company”) and its wholly owned subsidiary, North Valley Bank, a California banking corporation (the “Bank”) have been expecting to enter into a written agreement with the Federal Reserve Bank of San Francisco as follow-up to a recently concluded examination of the Bank. The written agreement was signed on January 6, 2010 among the Company, the Bank and the Federal Reserve Bank of San Francisco (the final written agreement, as executed by the parties, is herein called the “Written Agreement”).

           A copy of the Written Agreement is filed as Exhibit 10(iiii) to this Current Report and is incorporated herein by this reference. Among other things, the Written Agreement provides that the Company and the Bank shall submit to the Federal Reserve Bank of San Francisco their continuing plans to enhance lending and credit administration functions, to maintain policies and procedures for the maintenance of an adequate allocation for loan and lease losses, to strengthen the management of commercial real estate concentrations and to update its capital plan in order to maintain capital ratios at or above the required minimums. The Written Agreement also restricts the payment of dividends and any payments on trust preferred securities, any reduction in capital or the purchase or redemption of stock without the prior approval of the Federal Reserve Bank of San Francisco. Progress reports detailing the form and manner of all actions taken to secure compliance with the Written Agreement must be submitted to the Federal Reserve Bank of San Francisco at least quarterly. This description of the Written Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement and is qualified in its entirety by reference to the copy of the Written Agreement filed with this Current Report.

          The Directors of the Company and the Bank have recognized and unanimously agree with the goal of financial soundness represented by the Written Agreement and have confirmed the intent of the Directors and senior management of the Company and the Bank to diligently seek to comply with all requirements (including timelines) specified in the Written Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10(iiii)	Written Agreement, dated as of January 6, 2010, by and among North Valley Bancorp, North Valley Bank, and the Federal Reserve Bank of San Francisco.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: January 8, 2010	By:	/s/ Kevin R. Watson

Kevin R. Watson
Executive Vice President Chief Financial Officer